UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 29, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, the Company’s Board of Directors appointed Michael Quartieri, 45, as the Company's principal financial officer to serve until the Company completes its previously disclosed search for a permanent chief financial officer. Mr. Quartieri also serves as the Company’s Chief Accounting Officer and Global Controller, a position he has held since September 2009.  From October 2006 until September 2009, Mr. Quartieri served as the Company’s Corporate Controller.  Mr. Quartieri also served as the Company’s principal financial officer from July to December 2008.  Prior to joining the Company in October 2006, Mr. Quartieri was a Director at Deloitte & Touche LLP in Las Vegas, Nevada.

Mr. Quartieri is an employee at will at an annual base salary of $385,000 and is eligible to participate in the Company’s bonus plan with a target bonus of 40% of his annual salary.  Mr. Quartieri also is eligible to receive equity grants under the Company’s 2004 Equity Award Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 2, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President and Global General Counsel

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